Exhibit 10.1

EXECUTION

AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT, dated as of September 23, 2011 (this “Amendment No.1”), is by and among Wells Fargo Bank, National Association, successor by merger to Wells Fargo Retail Finance, LLC, in its capacity as agent for the Lenders (as hereinafter defined) pursuant to the Loan Agreement defined below (in such capacity, “Agent”), the parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”) and RoomStore, Inc., a Virginia corporation (“Borrower”).

W I T N E S S E T H:

WHEREAS, Agent, Lenders and Borrower have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrower as set forth in the Loan and Security Agreement dated as of May 27, 2010, by and among Agent, Lenders and Borrower (as from time to time amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”, and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as from time to time amended, modified, supplemented, extended, renewed, restated, or replaced, collectively, the “Loan Documents”);

WHEREAS, Borrower desires to amend certain provisions of the Loan Agreement as set forth herein, and Agent and Lenders are willing to agree to such amendments on the terms and subject to the conditions set forth herein;

WHEREAS, by this Amendment No. 1, Agent, Lenders and Borrower desire and intend to evidence such amendments;

NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

(a) Additional Definitions. As used herein or in the Loan Agreement or any of the other Loan Documents, the following terms shall have the meanings given to them below and the Loan Agreement and the other Loan Documents shall be deemed and are hereby amended to include, in addition and not in limitation, the following definitions:

(i) “Amendment No. 1”: Amendment No. 1 to Loan and Security Agreement, dated as of September 23, 2011 by and among Agent, Lenders and Borrower, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(ii) “Budget”: The initial budget to be delivered to Agent and Lenders in accordance with Section 5 of Amendment No. 1, approved by FTI Consulting, Inc. and in form and substance satisfactory to Agent, setting forth the Projected Information for the periods covered thereby, together with any subsequent or amended budget(s) thereto delivered to Agent and Lenders, in form and substance satisfactory to Agent, in accordance with the terms and conditions hereof.

(iii) “Capital Event”: Defined in Section 10.17.

(iv) “Material Budget Deviation”: With respect to any Test Period, if (A) the actual aggregate cash disbursements of Borrower during such Test Period exceed one hundred twenty (120%) percent of the projected aggregate cash disbursements during such Test Period as reflected in the Budget, (B) the actual aggregate cash receipts of Borrower during such Test Period are less than seventy-five (75%) percent of the projected aggregate cash receipts during such Test Period as reflected in the Budget or (C) the actual aggregate value (calculated at the lower of Cost or market) of Inventory of Borrower received by Borrower during such Test Period is less than ninety (90%) percent of the projected value (calculated at the lower of Cost or market) of such Inventory during such Test Period as reflected in the Budget.

(v) “Test Period”: At any time, the immediately preceding one week period.

(vi) “WFB”: Wells Fargo Bank, National Association, successor by merger to Wells Fargo Retail Finance, LLC, in its individual capacity, or any successor entity thereto.

(b) Amendments to Definitions.

(i) Each reference to “Excess Availability” contained in the Loan Agreement and each of the other Loan Documents is hereby amended to mean the difference of (a) Availability minus (b) the aggregate amount of outstanding an unpaid obligations of the Borrower which are past due beyond customary payment terms consistent with past practice and which are not being contested in good faith.

(ii) Each reference to “Wells Fargo Retail Finance, LLC” contained in the Loan Agreement and each of the other Loan Documents is hereby amended to mean “Wells Fargo Bank, National Association, successor by merger to Wells Fargo Retail Finance, LLC”

(iii) Each reference to “WFRF” contained in the Loan Agreement and each of the other Loan Documents is hereby deleted and replaced with “WFB”.

(c) Interpretation. For purposes of this Amendment No. 1, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Loan Agreement as amended by this Amendment No. 1.

2. Inventories, Appraisals and Audits. Section 5.10 of the Loan Agreement is hereby amended by deleting each of clauses (f), (g) and (h) thereof in its entirety and replacing it with clauses (f), (g) and (h) below, respectively:

“(f) The Agent may cause periodic appraisals of Borrower’s Inventory to be conducted as it, in its good faith judgment, deems necessary or appropriate and Borrower shall be liable for the fees, costs and expenses of the Agent and its professionals with respect to any such appraisals.

(g) The Agent may conduct periodic commercial finance audits of the Borrower’s books and records as it, in its good faith judgment, deems necessary or appropriate and Borrower shall be liable for the fees, costs and expenses of the Agent and its professionals with respect to any such commercial finance audits.

(h) The Agent may cause periodic appraisals of the Borrower’s Eligible Real Property to be conducted as it, in its good faith judgment, deems necessary or appropriate and Borrower shall be liable for the fees, costs and expenses of the Agent and its professionals with respect to any such appraisals.”

3. Minimum Availability. Section 5.12 of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“5.12 MINIMUM AVAILABILITY.

The Borrower shall not permit Excess Availability at any time during any period below to be less than the amount corresponding to such period:

Period	Minimum Excess Availability
Effective date of Amendment No. 1 through and including December 11, 2011	The greater of (i) $2,000,000 and (ii) ten (10%) percent multiplied by the Borrowing Base

December 12, 2011 through and including December 18, 2011	$5,500,000

December 19, 2011 through and including December 25, 2011	$5,000,000

December 26, 2011 through and including January 1, 2012	$4,500,000

Period	Minimum Excess Availability
January 2, 2012 through and including January 8, 2012	$4,000,000

January 9, 2012 through and including January 15, 2012	$3,500,000

January 16, 2012 through and including January 22, 2012	$3,000,000

January 23, 2012 through and including January 29, 2012	$2,500,000

At all times thereafter	The greater of (i) $2,000,000 and (ii) ten (10%) percent multiplied by the Borrowing Base

Notwithstanding the foregoing, if the Capital Event is consummated prior to December 12, 2011, then from the date of the consummation of the Capital Event through and including December 11, 2011, the Borrower shall not permit Excess Availability to be less than $5,500,000.

Compliance with such financial performance covenant shall be made as if no Material Accounting Changes had been made. The Agent may determine the Borrower’s compliance with such covenant based upon financial reports and statements provided by the Borrower to the Agent (whether or not such financial reports and statements are required to be furnished pursuant to this Agreement) as well as by reference to interim financial and collateral information provided to, or developed by, the Agent.”

4. Events of Default. Article X of the Loan Agreement is hereby amended by adding a new Section 10.17 at the end thereof as follows:

“10.17 CAPITAL EVENT.

The failure of Borrower to receive, on or before December 9, 2011, net cash Receipts in an aggregate amount of not less than $5,800,000 from the sale by Borrower of all or substantially all of the assets or all or substantially all of the capital stock or equity interests of a Subsidiary of Borrower (the “Capital Event”).”

5. Budget.

(a) Borrower has prepared and delivered to Agent and Lenders the initial thirteen (13) week Budget which sets forth, among other information, (i) projected aggregate weekly cash disbursements of Borrower, (ii) projected aggregate weekly cash receipts of Borrower and (iii) projected weekly value (calculated at the lower of Cost or market) of Eligible Inventory commencing with the week ending as of September 23, 2011 (collectively, the “Projected Information”). In addition, commencing on the Tuesday of each week thereafter, Borrower shall deliver to Agent, in form and substance acceptable to Agent, a subsequent thirteen (13) week Budget approved by FTI Consulting, Inc., which subsequent Budget(s) shall roll forward by one week the immediately preceding Budget.

(b) Not later than 10:00 a.m. (Eastern time) on the Tuesday following the end of each week set forth in the Budget, Borrower shall deliver or cause to be delivered to Agent, in form and substance satisfactory to Agent, a report that sets forth for the immediately preceding week a comparison of Borrower’s actual cash disbursements, receipts and aggregate Inventory value for such week to Borrower’s projected cash disbursements, receipts and Inventory value for such week as set forth in the Budget.

(c) Borrower hereby confirms, acknowledges and agrees that (i) the occurrence of any Material Budget Deviation shall constitute an additional Event of Default under the Financing Agreements, (ii) any failure of Borrower to deliver any reports with respect to the Budget as required above shall constitute an additional Event of Default under the Financing Agreements and (iii) Lenders are relying upon the Borrower’s delivery of, and compliance with, the Budget in determining to enter into this Agreement.

6. Representations and Warranties. Borrower represents and warrants with and to Agent and Lenders as follows, which representations and warranties shall survive the execution and delivery hereof:

(a) no Default or Event of Default has occurred and is continuing as of the date of this Amendment No. 1;

(b) this Amendment No. 1 and each other agreement to be executed and delivered by Borrower in connection herewith (collectively, together with this Amendment No. 1, the “Amendment Documents”) has been duly authorized, executed and delivered by all necessary action on the part of Borrower and, if necessary, its equity holders and is in full force and effect as of the date hereof, and the agreements and obligations of Borrower contained herein and therein constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought;

(c) the execution, delivery and performance of each Amendment Document (i) are all within Borrower’s corporate powers and (ii) are not in contravention of law or the terms of Borrower’s certificate of incorporation, by laws, or other organizational documentation, or any indenture, agreement or undertaking to which Borrower is a party or by which Borrower or its property are bound; and

(d) all of the representations and warranties set forth in the Loan Agreement and the other Loan Documents, each as amended hereby, are true and correct in all material respects on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date.

7. Conditions Precedent. The amendments contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

(a) Agent shall have received counterparts of this Amendment No. 1, duly authorized, executed and delivered by Borrower and Required Lenders;

(b) Agent shall have received a true and correct copy of each consent, waiver or approval (if any) to or of this Amendment No. 1, which Borrower is required to obtain from any other Person, and such consent, approval or waiver (if any) shall be in form and substance reasonably satisfactory to Agent; and

(c) No Default or Event of Default shall have occurred and be continuing.

8. Effect of Amendment No. 1. Except as expressly set forth herein, no other amendments, changes or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and Borrower shall not be entitled to any other or further amendment by virtue of the provisions of this Amendment No. 1 or with respect to the subject matter of this Amendment No. 1. To the extent of conflict between the terms of this Amendment No. 1 and the other Loan Documents, the terms of this Amendment No. 1 shall control. The Loan Agreement and this Amendment No. 1 shall be read and construed as one agreement.

9. Governing Law. This Amendment No. 1 and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

10. Jury Trial Waiver. BORROWER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT NO. 1 OR ANY OF THE OTHER LOAN DOCUMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AMENDMENT NO. 1 OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR

THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER, AGENT AND LENDERS EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWER, AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AMENDMENT NO. 1 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

11. Binding Effect. This Amendment No. 1 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

12. Waiver, Modification, Etc. No provision or term of this Amendment No. 1 may be modified, altered, waived, discharged or terminated orally, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought to be enforced.

13. Further Assurances. Borrower shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment No. 1.

14. Entire Agreement. This Amendment No. 1 represents the entire agreement and understanding concerning the subject matter hereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

15. Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 1.

16. Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment No. 1 by telefacsimile or other electronic method of transmission shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 1. Any party delivering an executed counterpart of this Amendment No. 1 by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart of this Amendment No. 1, but the failure to do so shall not affect the validity, enforceability, and binding effect of this Amendment No. 1.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their authorized officers as of the day and year first above written.

ROOMSTORE, INC.

By:	/s/ Curtis C. Kimbrell, III
Name:	Curtis C. Kimbrell, III
Title:	President & CEO

WELLS FARGO BANK, NATIONAL ASSOCIATION, successor by merger to Wells Fargo Retail Finance, LLC, as Agent

By:	/s/ Connie Liu
Name:	Connie Liu
Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, successor by merger to Wells Fargo Retail Finance, LLC

By:	/s/ Connie Liu
Name:	Connie Liu
Title:	Vice President

[Amendment No. 1 to Loan and Security Agreement]